Raymond Chabot

Grant Thornton

Raymond Chabot Grant Thornton LLP

Suite 2000

National Bank Tower

600 De La Gauchetiere Street West

Montreal, Quebec H3B 4L8

Telephone 514-878-2691

Fax: 514-878-2127

www.rcgt.com

Consent of Independent

Chartered Accountants

We have issued or independent auditor’s report dated March 22, 2011, with respect to the consolidated financial statements and the internal control over financial reporting in the Annual Report of Intertape Polymer Group Inc. (the “Company”) on Form 20-F for the year ended December 31, 2010.

We hereby consent to the incorporation of said report in the Form 20-F, and to the incorporation by reference on Forms S-8 (File No. 333-67732, effective August 16, 2001; File No. 333-97961, effective August 12, 2002; File No. 333-108077, effective August 19, 2003, File No. 333-114954 effective April 28, 2004; File No. 3333-89763 effective October 27, 1999; File No. 333-114960 effective April 28, 2004; and File No. 333-135599 effective July 5, 2006.

/s/ Raymond Chabot Grant Thornton LLP

Chartered Accountants

Montreal, Canada

March 30, 2011

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